Exhibit 24.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-46384), (File No. 33-49428), (File No. 33-51671), (File No.33-56575), (File No. 33-63291), (File No. 333-13453), and (File No. 333-63926), and Form S-3 (File No. 333-46098), (File No. 333-85781), and (File No. 333-59916).

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Philadephia, PA

March 26, 2002